Exhibit 23.2

Consent of J.H. Cohn LLP, Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Hana Biosciences, Inc. of our report, dated March 3, 2006, on the financial statements of Hana Biosciences, Inc. as of December 31, 2005 and for each of the years in the two-year period ended December 31, 2005, which report appears in the Annual Report on Form 10-K of Hana Biosciences, Inc. for the year ended December 31, 2006.

/s/ J.H. COHN LLP

San Diego, California
August 23, 2007